UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2007

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	32-0064979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 14, 2007, Hana Biosciences, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2007. A copy of this press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and in this Item 2.02 have been furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing regardless of any general incorporation language.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1) Appointment of Executive Vice President and Chief Medical Officer.

On May 14, 2007, the Company announced that it appointed Steven R. Deitcher, M.D., as its Executive Vice President and Chief Medical Officer, effective May 21, 2007. On May 6, 2007, the Company and Dr. Deitcher entered into an employment agreement governing the terms of Dr. Deitcher’s employment with the Company. The agreement provides for a term of three years, ending May 21, 2010, although the agreement may be terminated earlier as described below. Dr. Deitcher will receive an annualized base salary of $380,000, which is subject to annual increases in the discretion of the Company’s board of directors, a signing bonus of $75,000 upon the commencement of his employment and will be eligible for an annual performance-based bonus at a target amount equal to 40% of his base salary (the “Discretionary Bonus”). For 2007, however, the Discretionary Bonus will be guaranteed. Dr. Deitcher will also be entitled to such other benefits made available to our employees, including medical, dental and life insurance, as well as 401(k) plan participation. The agreement also contains customary provisions requiring Dr. Deitcher to maintain the confidentiality of the Company’s proprietary information and to assign to the Company his interests in certain inventions he discovers, and prohibiting him from soliciting Company employees following his employment.

The employment agreement also provides that Dr. Deitcher is entitled to receive total stock options relating to 400,000 shares of the Company’s common stock. The stock options will be issuable under the Company’s 2004 Stock Incentive Plan (the “2004 Plan”), have a term of 10 years, vest in three equal annual installments commencing on the first anniversary of his employment, and have an exercise price equal to the fair market value at the commencement of his employment.

Notwithstanding the 3-year term of Dr. Deitcher’s employment agreement, the Company or Dr. Deitcher have the right to terminate Dr. Deitcher’s employment sooner. In the event the Company terminates his employment other than for “cause,” upon a change of control or if the Company does note renew his employment agreement at the end of the 3-year terms, or if Dr. Deitcher terminates his employment for “good reason,” then Dr. Deitcher is entitled to be paid only through the effective date of such termination. In the event the Company terminates Dr. Deitcher’s employment upon a “change of control,” then the Company (1) will continue to pay Dr. Deitcher his then current annualized base salary, (2) provide him with health insurance (on the identical terms as then provided to all other employees of the Company) for a period of 12 months following the date of such termination, (3) pay the maximum amount of his Discretionary Bonus for which he would have been eligible for the year in which the termination occurs, assuming full performance, and pro-rated for the number of months that Dr. Deitcher was employed by the Company for such year and (4) immediately accelerate the vesting of Dr. Deitcher’s stock options provided for in the employment agreement. In order for Dr. Deitcher to receive such compensation following the termination of his employment, however, he must first agree to release the Company from all claims relating to or in connection with his employment with the Company.

The term “cause” under the employment agreement means the following conduct or actions taken by Dr. Deitcher: (i) his willful and repeated failure or refusal to perform his duties under the agreement that is not cured by within 30 days after written notice thereof is given by the Company; (ii) any willful, intentional or grossly negligent act having the effect of injuring, in a material way (whether financial or otherwise), the Company’s business or reputation; (iii) willful and material misconduct by in respect of his duties or obligations; (iv) the conviction of any felony or a misdemeanor involving a crime of moral turpitude; (v) the determination by the Company that Dr. Deitcher engaged in material harassment or discrimination prohibited by law; (vi) any misappropriation or embezzlement of the Company’s property; (vii) a breach of the non-solicitation, invention assignment and confidentiality provisions of the employment agreement; or (viii) a material breach of any other material provision of the employment agreement that is not cured within 30 days after written notice thereof is given by the Company.

The term “change of control” means any of the following: (A) the direct or indirect acquisition by a person in one or a series of related transactions of Company securities representing more than 50% of its combined voting power; or (B) the disposition by the Company of all or substantially all of its business and/or assets in one or a series of related transactions, other than a merger effected to change its state of domicile.

The term “good reason” means (1) a material breach by the Company of the employment agreement, which is not cured by the Company within 30 days after written notice thereof is given to the Company; (2) a change in the lines of reporting such that Dr. Deitcher no longer directly reports to either the Company’s chief executive officer or to the board of directors; (3) a reduction in Dr. Deitcher’s compensation or other benefits except such a reduction in connection with a general reduction in compensation or other benefits of all senior executives of the Company; (4) a material reduction in Dr. Deitcher’s authority, duties, responsibilities, or title; or (5) a relocation of Dr. Deitcher’s principal place of performance by more than 50 miles from the Company’s current South San Francisco office location.

Prior to joining the Company, Dr. Deitcher served as Chief Medical Scientist at Nuvelo, Inc. since 2004. Prior to joining Nuvelo, from 1998 to 2004, Dr. Deitcher held a variety of positions in both the department of vascular medicine and the department of hematology/oncology while at The Cleveland Clinic Foundation. Prior to that, he spent four years at The University of Tennessee in positions including associate chairman, department of medicine; director, combined pediatric and adult thrombosis clinic; and director, special coagulation laboratory. Dr. Deitcher earned his B.S. and M.D. at Northwestern University Medical School. He completed his residency in internal medicine at Barnes Hospital and completed his fellowship training in hematology and medical oncology at New England Medical Center and Tufts University School of Medicine.

(2) Termination of Employment Agreement with Former Chief Medical Officer

Effective May 14, 2007, the Company terminated the employment of Dr. Gregory I. Berk, the Company’s former Chief Medical Officer. Pursuant to the terms of the Company’s employment agreement with Dr. Berk dated October 21, 2004 (as amended), Dr. Berk is entitled to receive his base salary, currently $340,000, for a period of one year from the date of such termination. However, the Company’s obligation to pay such severance is subject to offset by any amounts otherwise received by Dr. Berk from any subsequent employment during the one year period following such termination. The Company is also required to maintain Dr. Berk’s health insurance for such 1-year period. In addition, all of Dr. Berk’s stock options scheduled to vest by October 21, 2007 have accelerated and are deemed vested as of May 14, 2007.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith.

Exhibit No.	Description
99.1	Hana Biosciences, Inc. press release dated May 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: May 14, 2007	By:	/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer

EXHIBIT INDEX

Ex. No.	Description

99.1	Hana Biosciences, Inc. press release dated May 14, 2007.